Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

CELLU TISSUE HOLDINGS INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST:  The name of the corporation (hereinafter called the “corporation”) is CELLU TISSUE HOLDINGS, INC.

SECOND:  The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

THIRD:  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:

(a)           Authorized Shares.

The total number of shares of stock which the corporation shall have authority to issue is Fifteen thousand (15,000).  The par value of each of such shares is One Cent ($.01).  Ten Thousand of such shares shall be designated “Class A Shares” and Five Thousand of such shares shall be designated “Class B Shares”.

(b)           Relative Rights and Preferences.

The relative rights, privileges and limitations of the Class A Shares and Class B Shares shall be in all respects, identical, share for share, except that the voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the Class A Shares and, except as otherwise required by law, the holders of the Class B Shares shall not have any voting power or be entitled to receive any notice of meetings of stockholders.  Distribution of either Class A Shares or Class B Shares may, in the discretion of the Board of Directors, be made to the holders of either or both classes of shares.

(c)           Conversion of Class B Shares.

In the event of a change in control of the original holders of Class A Shares, a sale of substantially all of the corporation’s assets, or of a public offering of the corporation’s Class A Shares, the holder of each Class B Share shall have the right to immediately exchange and convert each Class B Share held for a corresponding Class A Share.

FIFTH:  The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS

Athena Amaxas	15 Columbus Circle
New York, N.Y. 10023-7773

SIXTH:  The corporation is to have perpetual existence.

SEVENTH:  Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of § 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of § 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise of arrangement and to any reorganization of this

2

corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH:  For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1.  The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors.  The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws.  The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning to wit, the total number of directors which the corporation would have if there were no vacancies.  No election of directors need be by written ballot.

2.  After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of § 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of § 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3.  Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders.  Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of § 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any

3

such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH:  The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of § 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

TENTH:  The corporation shall, to the fullest extent permitted by the provisions of § 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ELEVENTH:  From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on April 2, 1992

/s/ Athena Amaxas
Incorporator

4

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CELLU TISSUE HOLDINGS, INC.

Cellue Tissue Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST:  that all four directors of said corporation by unanimous written consent, dated May 12, 1992, filed with the minutes of the Board, authorized and adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by deleting in its entirety Article SEVENTH thereof, and renaming present Article EIGHTH to new Article SEVENTH, present Article NINTH to new Article EIGHTH, present Article TENTH to new Article NINTH and present Article ELEVENTH to new Article TENTH.

SECOND:  That the aforesaid amendment was authorized and adopted by unanimous written consent of all four (4) directors dated May 12, 1992, in accordance with the applicable provisions of Section 241 of the General Corporation Law of Delaware.

THIRD:  Pursuant to Section 241(b) of the General Corporation Law of Delaware, Cellu Tissue Holdings, Inc. further certifies that it has not received any payment for any of its stock and that no such stock has been issued, and that the above amendment has been duly adopted in accordance with the provisions of this section of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Cellu Tissue Holdings, Inc. has caused this Certificate to be signed by Dennis M. McCormick, its President and attested by Douglas W. Brandrup, its Secretary, this 12th day of May, 1992.

CELLU TISSUE HOLDINGS, INC.

		By:	/s/ Dennis M. McCormick
Dennis M. McCormick, President

Attest:

By:	/s/ Douglas W. Brandrup
Douglas W. Brandrup, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CELLU TISSUE HOLDINGS, INC.

Cellu Tissue Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation Law”), hereby certifies as follows:

FIRST:    That at a meeting duly called and held of the Board of Directors of the Corporation, resolutions were duly authorized and adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable, and the shareholders of the Corporation duly waived notice of such meeting under the applicable provisions of the Corporation Law, for consideration of the aforesaid amendment.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Fourth Article of the Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“FOURTH:

(a)           Authorized Shares

The total number of shares of stock which the corporation shall have authority to issue is Two Hundred Fifteen Thousand (215,000).  One Hundred and Fifty Thousand (150,000) of such shares shall be common stock designated “Class A Common Shares”, Fifty Thousand (50,000) of such shares shall be common stock designated “Class B Common Shares”, and Fifteen Thousand (15,000) of such shares shall be preferred stock designated “Preferred Shares”.  The par value of such Common Shares shall be One Cent ($.01) per share.  The par value of such Preferred Shares shall be One Hundred Dollars ($100) per share.

(b)           Relative Rights and Preferences

Common Shares:  The relative rights, privileges and limitations of the Class A Common Shares and Class B Common Shares shall be in all respects, identical, share for share, except that the voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the Class A Common Shares and, except as otherwise required by law, the holders of the Class B Common Shares shall not have any voting power or be entitled to receive any notice of meetings of stockholders.  Distribution of either Class A Common Shares or Class B Common Shares may, in the discretion of the Board of Directors, be made to the holders of either or both classes of shares.

Preferred Shares:  The Board of Directors is expressly authorized to determine the voting powers and designations, preferences and relative, participating, operational and other special rights, and qualifications, limitations and restrictions, in respect of the Preferred Shares.

(c)                                  Conversion of Class B Common Shares

In the event of a change in control of the original holders of Class A Common Shares, a sale of substantially all of the corporation’s assets, or of a public offering of the corporation’s Class A Common Shares, the holder of each Class B Common Share shall have the right to immediately exchange and convert each Class B Common Share held for a corresponding Class A Common Share.

The right to exchange and convert Class B Common Shares for Class A Common Shares shall not extend to either Chemical Bank or any of its affiliates which may from time to time hold Class B Common Shares.  In the event, however, Chemical Bank or any of its affiliates transfers such Class B Common Shares, such transferee shall have the right, at any time upon such transferee’s election, to exchange and convert such Class B Common Shares for Class A Common Shares.”

SECOND:  That thereafter, pursuant to the unanimous written consent of the shareholders of the Corporation in accordance with the applicable provisions of the Corporation Law, the shareholders of the Corporation consented to the aforesaid amendment.

THIRD:  That the aforesaid amendment was adopted in accordance with the applicable provisions of Section 242 of the Corporation Law.

IT WITNESS WHEREOF, said Cellu Tissue Holdings, Inc., has caused this Certificate to be signed by Edward P. Foote, its President and attest by Hugo Vivero, its Vice President, this 17th day of May, 1995.

CELLU TISSUE HOLDINGS, INC.

			By:	/s/ Edward P. Foote
				Name:	Edward P. Foote
				Title:	President

Attest:

By:	/s/ Hugo Vivero
	Name:	Hugo Vivero
	Title:	Vice President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

OFFICE AND REGISTERED AGENT

OF

CELLU TISSUE HOLDINGS, INC.

The Board of Directors of:

CELLU TISSUE HOLDINGS, INC.

a Corporation of the State of Delaware, on this 25th day of August, A.D. 1995, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:
1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

The name of the Registered Agent therein and in charge thereof upon when process against the Corporation may be served, is: CORPORATION SERVICE COMPANY.

CELLU TISSUE HOLDINGS, INC.

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Dennis M. McCormick this twenty-fifth day of August A.D. 1995.

/s/ Dennis M. McCormick
Authorized Officer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CELLU TISSUE HOLDINGS, INC.

Cellu Tissue Holdings, Inc. a Delaware corporation (the “Corporation”), organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST:  Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

(a)           Authorized Shares.

The total number of shares of stock which the Corporation shall have authority to issue is 215,000. 150,000 of such shares shall be common stock designated “Class A Common Stock,” and 65,000 of such shares shall be preferred stock designated “Preferred Stock.”  The par value of such Common Stock shall be One Cent ($.01) per share. The par value of such Preferred Stock shall be One Hundred Dollars ($100) per share.

(b)           Rights and Preferences.

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

SECOND:  The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

2

IN WITNESS WHEREOF, Cellu Tissue Holdings, Inc. has caused this Certificate to be duly executed, in its corporate name, this 1st day of August, 2000.

CELLU TISSUE HOLDINGS, INC.

By:	/s/ Hugo Vivero
Name: Hugo Vivero
Title: SR. V.P. FINANCE & C.F.O.

3

CERTIFICATE OF AMENDMENT

OF

CELLU TISSUE HOLDINGS, INC.

Cellu Tissue Holdings, Inc., a Delaware corporation (the “Corporation”), organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST:  Paragraphs (a) and (b) of Article FOURTH of the Certificate of Incorporation of the Corporation are hereby amended to read as follows:

(a)           Authorized Shares.

The total number of shares of stock which the Corporation shall have authority to issue is 215,000. 150,000 of such shares shall be common stock designated “Class A Common Stock,” and 65,000 of such shares shall be preferred stock designated “Preferred Stock.” The par value of such Common Stock shall be One Cent ($.01) per share. The par value of such Preferred Stock shall be One Thousand Dollars ($1,000) per share.

(b)           Rights and Preferences.

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

SECOND:  The Corporation filed a Certificate of the Designation, Powers, Preferences and Rights of the Series B Preferred Stock with the Secretary of State of the State of Delaware on August 1, 2000, paragraph 1 of which is hereby amended to read as follows:

1.               Designation. The designation of said series of preferred stock shall be Series B Preferred Stock (the “Series B Preferred Stock”).  The authorized number of shares of the Series B Preferred Stock shall be 60,000 shares. The par value of the Series B Preferred Stock shall be $1,000 per share. The Series B Preferred Stock shall not be subject to any sinking fund or mandatory redemption provision.

THIRD:  The aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

2

IN WITNESS WHEREOF, Cellu Tissue Holdings, Inc. has caused this Certificate to be duly executed, in its corporate name, this 4th day of January, 2001.

CELLU TISSUE HOLDINGS, INC.

By:	/s/ Hugo Vivero
Name: HUGO VIVERO
Title: SR. V.P. FINANCE & C.F.O.

3

CERTIFICATE OF MERGER
OF
CELLU PAPER HOLDINGS SUB, INC.

INTO

CELLU TISSUE HOLDINGS, INC.

Pursuant to Section 251 of the General
Corporation Law of the State of Delaware

CELLU TISSUE HOLDINGS, INC., a Delaware corporation, does hereby certify:

FIRST:  The names and states of incorporation of the constituent corporations to this merger are as follows:

CELLU TISSUE HOLDINGS, INC.	DELAWARE
CELLU PAPER HOLDINGS SUB, INC.	DELAWARE

SECOND: An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the corporation surviving the merger is CELLU TISSUE HOLDINGS, INC.

FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth in Exhibit A attached hereto.

FIFTH: The executed agreement of merger is on file at an office of the Surviving Corporation, Two Forbes Street, East Hartford, Connecticut 06128. A copy will be provided, upon request and without cost, to any stockholder of either constituent corporation.

IN WITNESS WHEREOF, CELLU TISSUE HOLDINGS, INC. has caused this Certificate of Merger to be executed in its corporate name this 28th day of September, 2001.

CELLU TISSUE HOLDINGS, INC.

By:	/s/ Hugo E. Vivero
	Name:	Hugo E. Vivero
	Title:	Senior Vice President Finance
Chief Financial Officer

EXHIBIT A

CERTIFICATE OF INCORPORATION

OF

CELLU TISSUE HOLDINGS, INC.

FIRST: The name of the corporation (hereinafter call the “Corporation”) is Cellu Tissue Holdings, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, in the City of Wilmington, in the County of New Castle, Delaware, 19808 and the name its registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”).

FOURTH:

(a) Authorized Shares.

The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each having a par value of One Cent ($0.01).

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2)  The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3)  The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4)  No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5)  The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of § 102 of the GCL, as the same may be amended and supplemented.

(6)  The corporation shall, to the fullest extent permitted by the provisions of § 145 of the GCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

(7)  In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered

2

to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

3